Exhibit 23.1


                          Form 10-K/A December 31, 1994


                                              Commission File No. 1-8491


                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


         We consent to the incorporation by reference in the registra-tion statements of Hecla Mining Company and subsidiaries on Form S-3 (File No. 33-72832) and Forms S-8 (File No. 33-7833, 33-41833, 33-14758, 33-40691, 33-60095 and 33-60099) of our
         report, which includes an explanatory paragraph concerning changes in accounting for income taxes and post-retirement ben-efits other than pensions in 1992, and accounting for invest-ments in 1994, dated February 3, 1995, except for the penulti-mate paragraph of Note 8 as to which the date is March 1, 1995, on our audits of the consolidated financial statements of Hecla Mining Company and subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in this Annual Report on Form 10-K/A.



                                             /s/ Coopers & Lybrand L.L.P.

         Spokane, Washington
         August 24, 1995